EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Dana L. Perry, has executed this certification in connection with the filing with the Securities and Exchange Commission of AZZ incorporated’s Amendment No. 1 to the Annual Report on Form 10-K for the fiscal year ended February 28, 2009 (the “Report”).  The undersigned hereby certifies that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of AZZ incorporated.

Dated:	September 4, 2009	/s/ Dana L. Perry
Dana L. Perry
Senior Vice President and Chief Financial Officer